Exhibit 1
Joint Filing Agreement
     We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: October 13, 2009	KKR-ZT LLC,

	By:	KKR 1996 Fund L.P.
	Its:	Senior Member

	By:	KKR Associates 1996, L.P.
	Its:	General Partner

	By:	KKR 1996 GP LLC
	Its:	General Partner

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Member

Dated: October 13, 2009	KKR 1996 Fund L.P.

	By:	KKR Associates 1996, L.P.
	Its:	General Partner

	By:	KKR 1996 GP LLC
	Its:	General Partner

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Member

Dated: October 13, 2009	KKR Associates 1996, L.P.

	By:	KKR 1996 GP LLC
	Its:	General Partner

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Member
Page 14 of 15 pages.

Dated: October 13, 2009	KKR 1996 GP LLC

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Member

Dated: October 13, 2009	Henry R. Kravis

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Attorney-in-Fact

Dated: October 13, 2009	George R. Roberts

/s/ William J. Janetschek

	Name:	William J. Janetschek,
	Title:	Attorney-in-Fact
Page 15 of 15 pages.